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                                                                    EXHIBIT 99.2

               STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER
        OF APACHE CORPORATION REGARDING FACTS AND CIRCUMSTANCES RELATING
                             TO EXCHANGE ACT FILINGS

I, G. Steven Farris, President, Chief Executive Officer and Chief Operating Officer of Apache Corporation, state and attest that:

         (1) To the best of my knowledge, based upon a review of the covered reports of Apache Corporation (the "Company"), and, except as corrected or supplemented in a subsequent covered report:

         o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

         o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

         (2) I have reviewed the contents of this statement with the Company's audit committee.

         (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

                  o Annual Report of the Company on Form 10-K for the year ended December 31, 2001;

                  o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of the Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

                  o        any amendments to any of the foregoing.

                                           /s/ G. Steven Farris
                                           -------------------------------------
                                           G. Steven Farris
                                           President, Chief Executive Officer
                                           and Chief Operating Officer


Subscribed and sworn to by G. Steven Farris before me this 12th day of August 2002.
                                                /s/ VALENCIA A. MCNEIL
                                                --------------------------------
                                                Notary Public
[SEAL]
My Commission Expires: April 16, 2006